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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 30, 2002
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                           SPECTRASOURCE CORPORATION
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             (Exact name of registrant as specified in its charter)


         Nevada                  0-18515                     93-0960302
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    (State or other           (Commission                  (IRS Employer
      jurisdiction            File Number)               Identification No.)
    of incorporation)


    14900 Westheimer, Suite X Houston, Texas                    77042
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    (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code 281-558-3032

                                       N/A
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         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Registrant reports the acquisition of a significant amount of assets.

a)

   i.    Date - August 30, 2002

   ii. Manner of Acquisition - negotiated purchase of operating assets to be held by Registrant's subsidiary, Connect Source Communications, Inc., in exchange for cash and stock of Registrant

   iii. Description of Assets- inventory, work-in-process, trademarks, and other assets, exclusive of cash and trade receivables

   iv. Consideration Given - Cash and Registrant's common stock totaling $423,000, with a contingent element tied to the calendar year 2003 earnings of Registrant's subsidiary, Connect Source Communications, Inc. Such contingency may result in an adjustment of the consideration to a maximum of $634,500 or to a minimum of $0. In the opinion of Registrant, no adjustment to the consideration will occur.

   v. Principles Followed in Determining Amount of Consideration - arm's-length negotiated purchase price

   vi. Identity of Seller(s) - William J. Casey, Mark Eppes, and Greg Fischer, collectively the 100% owners of the unincorporated entity Home Structure Sound

   vii.  Material Relationships - None

   viii. Sources of Funds - Registrant's stock, plus cash drawn from Registrant's operating line of credit with Sterling Bank

b) Seller used the acquired assets in the residential structured cabling industry. Registrant will continue such use.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial statements of business acquired

      N/A - Assets are less than 20% of Registrant's assets.

  (b) Pro forma financial statements

      N/A

  (c) Exhibits

      N/A


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPECTRASOURCE CORPORATION
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                                             (Registrant)

Date: September 6, 2002             By: /s/ CHARLES SHEFFIELD
                                             (Signature)
                                            Charles Sheffield
                                              President